EXHIBIT 16.4

                             HEIN & ASSOCIATES, LLP
                          CERTIFIED PUBLIC ACCOUNTANTS
                           717 17th Street, Suite 1600
                             DENVER, COLORADO 80202

                                 April 28, 2005




Securities and Exchange Commission
100 "F" Street, N.E.
Washington, D.C.

Gentlemen:

We have read and agree with the comments in Item 4 of Form 8-K of PocketSpec Technologies Inc. dated April 28, 2005.



Very truly yours,


/s/ HEIN + ASSOCIATES
-------------------------------
HEIN + ASSOCIATES, LLP